Exhibit 99.906CERT

Exhibit 19(b)

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, and accompanies the report on Form N-CSR for the period ended June 30, 2026 (the “Report”), of the C1 Fund Inc. (the “Fund”).

Dr. Najam Kidwai, Chief Executive Officer and David Hytha, Chief Financial Officer, of C1 Fund Inc., each certify that:

1. This Form N-CSR filing for the Fund fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Dr. Najam Kidwai

Chief Executive Officer

By:	/s/ David Hytha

Chief Financial Officer

Date:	September 4, 2026